CORPORATE GOVERNANCE AND
                              STANDSTILL AGREEMENT


                                  by and among


                          COPLEY PHARMACEUTICAL, INC.,




                          HOECHST CELANESE CORPORATION



                                       and




                          HCCP ACQUISITION CORPORATION








                           Dated as of October 8, 1993


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                                      - i -
                                TABLE OF CONTENTS

Section                                                                    Page

1.       Effectiveness of Agreement.............................................
2.       Defined Terms..........................................................
3.       Covenants..............................................................
4.       Board of Directors.....................................................
5.       Authority of Board of Directors........................................
6.       Chief Executive Officer of the Company.................................
7.       Restrictions on Transfer...............................................
8.       Registration Rights....................................................
9.       Legends................................................................
10.      Termination............................................................
11.      Representations........................................................
12.      Entire Agreement; Assignment...........................................
13.      Validity...............................................................
14.      Notices................................................................
15.      Governing Law..........................................................
16.      Descriptive Headings...................................................
17.      Specific Performance...................................................
18.      Parties in Interest....................................................
19.      Confidentiality Agreement..............................................
20.      Counterparts...........................................................
21.      Best Efforts...........................................................



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                                                       - 8 -



                  CORPORATE GOVERNANCE AND STANDSTILL AGREEMENT



         CORPORATE GOVERNANCE AND STANDSTILL AGREEMENT, dated as of October 8, 1993, by and among Hoechst Celanese Corporation, a Delaware corporation ("HC"), HCCP Acquisition Corporation, a Delaware corporation and a wholly owned
subsidiary  of  HC  ("Sub"),  and  Copley   Pharmaceutical,   Inc.,  a  Delaware
corporation (the "Company").
                                               W I T N E S S E T H:
         WHEREAS, HC, Sub and the Company, simultaneously with the execution hereof, are entering into an Acquisition Agreement (the "Acquisition Agreement") pursuant to which Sub will commence a cash tender offer (the "Offer") for shares of common stock, par value $.01 per share, of the Company (the "Shares"); and
         WHEREAS, simultaneously herewith HC and Sub are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the stockholders listed therein pursuant to which the parties thereto are agreeing to certain matters with respect to certain of such stockholders' Shares; and
         WHEREAS, the parties desire to confirm their understandings with respect to the matters set forth herein. NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, covenant and agree as follows:
         1........Effectiveness  of Agreement. This Agreement shall be effective upon acquisition by HC or Sub of at least a majority of the outstanding Shares (the "Effective Time"). In the event that the Acquisition Agreement and the Stock Purchase Agreement are terminated without HC or Sub acquiring Shares in connection therewith, this Agreement shall thereupon become null and void and be of no further force and effect.
         2........Defined Terms.  As used in this Agreement, the following terms shall have the meanings ascribedthereto:
 .................."Acquisition Agreement" has the meaning set forth in the
"Whereas" clauses.
 .................."1933 Act" means the Securities Act of 1933, as amended including the Rules and Regulationspromulgated thereunder).
 .................."1934 Act" means the Securities Exchange Act of 1934, as amended (including the Rules andRegulations promulgated thereunder).
 .................."Affiliate" of any entity or Person shall mean any other
Person controlling, controlled by, or under common control with, such Person. "Control," when used with respect to any Person, means the power to direct the management policies of such Person, directly, indirectly, individually or jointly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.
 .................."Agreement" has the meaning set forth in the introduction.
 .................."Beneficially Own" and "Beneficial Ownership" with respect to any securities means having beneficial ownership as determined pursuant to Rule 13d-3 under the 1934 Act.
 .................."Board" or "Board of Directors" shall mean the Board of
Directors of the Company.
 .................."By-laws" means the Amended and Restated By-laws of the
Company adopted April 9, 1992, as such may be amended from time to time.
 .................."Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of equity interests in such Person.
 .................."Certificate of Incorporation" means the Amended and Restated
Certificate of Incorporation of the Company, as such may be amended from time to time.
 .................."Company" has the meaning set forth in the Introduction.
 .................."Company Directors" shall initially be Jane Hirsh and two current directors of the Company who are not employees of the Company. Thereafter, the Company Directors shall be the persons designated by the Company Directors then in office.
 .................."Demand Registration" has the meaning set forth in Section
8(a).
 .................."Demand Registration Statement" has the meaning set forth in
Section 8(a).
 .................."Effective Time" has the meaning set forth in Section 1.
 .................."Extraordinary Matters" has the meaning set forth in Section
4(b).
 .................."Fully Diluted Basis" shall mean, with respect to the Capital
Stock of any Person, all shares of such Capital Stock which would be outstanding if all shares of such Capital Stock issuable or deliverable upon the exercise of all then outstanding rights, options and warrants (vested or unvested) issued or granted by such Person to subscribe for or purchase shares of such Capital Stock of such Person, and upon the conversion or exchange of all then outstanding securities issued by such Person or any of its Subsidiaries convertible into or exchangeable for shares of such Capital Stock of such Person, were issued and outstanding at the time ofdetermination.
 .................."HC" has the meaning set forth in the Introduction.
 .................."HC Directors" shall be such persons as are so designated by
HC, as such designation may change from time to time.
 .................."HC Parties" means collectively HC and Sub and any Affiliates thereof.
 .................."Independent Directors" shall be jointly selected by the
Company Directors and the HC Directors, as such selection may change from time to time. Following five years from the date hereof, the Independent Directors shall mean a person who (x) is in fact independent, (y) does not have any direct financial interest or any material indirect financial interest in HC or the Company or any of their respective Affiliates (other than by reason of ownership of not more than 1% of any class of securities thereof), and (z) is not connected with HC or the Company or any of their respective Affiliates as an officer, employee, consultant, agent, advisor, representative, trustee, partner, director (other than of the Company) or person performing similar functions.
 .................."Offer" has the meaning set forth in the "Whereas" clauses.
 .................."Person" shall mean any individual, firm, corporation, partnership or other entity.
 .................."SEC" means the Securities and Exchange Commission of the
United States or any substantially similar " successor governmental entity.
 .................."Shares" has the meaning set forth in the "Whereas" clauses.
 .................."Stock Purchase Agreement" has the meaning set forth in the
"Whereas" clauses.
 .................."Sub" has the meaning set forth in the Introduction.
 .................."Subsidiary" of any Person (that Person, the "Parent") means any other Person of which Capital Stock representing at least a majority of the voting power under normal circumstances to elect a majority of the board of directors or other governing body of such Person shall be owned directly or indirectly by the Parent and/or one or more of the Parent's Subsidiaries.
 .................."Total Voting Power" means the aggregate Voting Power of all of the Voting Stock, if all Voting Stock were present and voted at a meeting of the Company's stockholders.
 .................."Voting Power" of any Voting Stock means the number of votes such Voting Stock would be entitled to cast in the election of directors of the Company at any meeting of stockholders of the Company.
 .................."Voting Stock" means the outstanding Shares and any other outstanding securities issued by the Company having the ordinary power to vote in the election of directors of the Company, excluding securities issued by the Company having such power only upon the happening of a contingency.
         3........Covenants.
 ..................(a)      From and after the Effective Time, without the
Company's prior written consent(including the consent of at least one Company Director) the HC Parties will not, directly or indirectly:
                           (i)      acquire, or agree to acquire, Beneficial
         Ownership of any Voting Stock except pursuant to Section 3(d) hereof;
                           (ii) solicit proxies with respect to any Voting Stock
         or be a "participant" in a "solicitation" or "election contest" (as such terms are used in Regulation 14A promulgated under Section 14 of the 1934 Act) or seek to influence any Person with respect to the
         voting  of  any  Voting   Stock,   in  any  case  in  opposition  to  a
         recommendation of the Board, except as contemplated by the Stock Purchase Agreement;
                           (iii)  vote its  Voting  Stock  with  respect  to any
         matter in opposition to the recommendation of the Board of Directors or fail to vote its Voting Stock in favor of any matter recommended by the Board of Directors; or
                           (iv) have any  Voting  Stock on  deposit  in a voting
         trust or subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock or other agreement having similar effect.
 ..................(b)      With respect to determining the number of shares of
Voting  Stock or other  Capital  Stock of the Company  outstanding  at any time, unless the Company shall have provided the HC Parties with more recent information in writing, the HC Parties and their Affiliates shall be entitled to rely upon the information filed by the Company with the SEC setting forth the number of shares of Voting Stock of the Company outstanding.
 ..................(c)      The HC Parties hereby agree that at any meeting of
the stockholders of the Company or in connection with any action by written consent by the stockholders of the Company, they shall vote their Voting Stock Beneficially Owned by them against any action or agreement, and the HC Parties will not take any other action, that would (x) result in a breach of any covenant, representation or warranty or any other obligation of the HC Parties
under  this   Agreement  or  (y)  impede,   interfere  with  or  discourage  the
transactions contemplated by this Agreement. The Company shall not take any action that would result in a breach of any covenant, representation or warranty or any other obligation of the Company under this Agreement or impede, interfere with or discourage the transactions contemplated by this Agreement.
 ..................(d)     If the Company shall issue any shares of Voting Stock,
including upon the exercise or conversion of options, warrants, rights or other securities, the Company shall thereupon offer to sell to HC (or any Subsidiary designated by HC) a number of shares of Voting Stock of the class issued such that immediately following such issuance, HC would Beneficially Own the lesser of:(i) 54.3% of the then outstanding Total Voting Power and (ii) the percentage of the Total Voting Power which HC Beneficially Owned immediately prior to such issuance. The Company shall offer to sell such shares to HC at a price equal to the issue price for such shares; provided that, in the case of issuances pursuant to the exercise of options issued pursuant to a Company employee or director stock option plan, the Company shall offer to sell shares to HC at a price equal to the fair market value of such shares on the date of the option exercise. In the case of cashless option exercises, the Company and HC shall use their best efforts to enter into arrangements providing that HC shall have the right to acquire a portion of the shares being issued in connection with such cashless exercise.
 ..................The Company shall notify HC promptly, and in any event within two days of issuance, of the issuance of any shares. Such notice shall also include the number and class of shares to be offered to HC, the purchase price thereof and, based on the most recent information available to the Company after due inquiry, the number of outstanding shares and the number and terms of any outstanding options, warrants and rights. HC shall have 60 days from the receipt of such notice to notify the Company as to whether it shall purchase all or any part of such shares. The closing of such purchase and sale shall take place at the date and time specified in the HC notice, provided such closing is not less than two nor more than ten days from the date the Company receives such notice.
 ..................HC and the Company shall reasonably cooperate to effect the foregoing, including by entering into such further agreements, providing such information or execute such instruments, as either party may reasonably request.
 ..................(e)      Except as provided in Section 3(d), any purchases of
Shares by HC or its Affiliates prior to the fifth anniversary hereof shall require the approval of a majority of the members of the Board of Directors who are Company Directors. Following the fifth anniversary of the date hereof, notwithstanding any provisions hereof to the contrary, (i) HC may acquire Company securities in privately negotiated, unsolicited transactions, so long as at least 17% of the outstanding Shares remain freely tradeable Shares and (ii) without the approval of a majority of the Independent Directors, HC will not otherwise acquire any Shares.
 ..................(f)      So long as there are Company Directors or Independent
Directors on the Board, (i) HC will not take any actions to amend provisions of the Certificate of Incorporation or By-Laws relating to the indemnification of directors of the Company or cause the Company to breach any existing indemnity agreement with officers or directors and (ii) will not cause the Company to terminate its directors and officers' insurance policy and, following the time the HC Directors constitute a majority of the Board, will cause the Company to continue such policy, or other policy of similar scope, as long as the Company is not required to spend in any year more than 150% of its current annual expenditures for such purpose.
 ..................(g) Each transaction or series of related transactions between the Company and HC or an Affiliate of HC and each other corporate action of the Company in which there is a potential conflict between the interests of HC or any Affiliate and the interests of the Company and its other stockholders shall be subject to the prior approval of a majority of the Independent Directors of the Company.
         4........Board of Directors.
 ..................(a)      At the Effective Time, the Company shall cause the
Board of Directors to consist of 9 persons, 3 of whom are Company Directors, 3 of whom are HC Directors and 3 of whom are Independent Directors. Each of the Company Directors, HC Directors and Independent Directors shall be divided as equally as possible among the 3 classes of directors on the Board.
 ..................(b)      After the Effective Time, the Company will use its
best efforts to continue the arrangements set forth in paragraph (a), above, provided, that (i) if the HC Parties shall Beneficially Own less than 35% of the Total Voting Power, HC shall cause the resignation of one HC Director, so that there are two HC Directors on the Board and the Board shall then include four Independent Directors, (y) if the HC Parties shall Beneficially Own less than 25% of the Total Voting Power, HC shall cause the resignation of HC Directors so that there is one HC Director on the Board and the Board shall then include five Independent Directors and (z) if the HC Parties shall Beneficially Own less than 10% of the Total Voting Power, HC shall cause the resignation of all HC Directors on the Board of Directors.
 ..................(c)      The composition of each committee of the Board of
Directors shall reflect proportionately as closely as possible the composition of the Board of Directors.
         5........Authority of Board of Directors.
 ..................(a)      Except as set forth in paragraph (b) below or
otherwise required by law, the Certificate of Incorporation or the Bylaws, all actions and decisions of the Board of Directors shall require a majority vote of the directors then in office.
 ..................(b)      In addition to any stockholder vote or vote by the
Board of Directors which may be required by law, the affirmative vote of at least one HC Director shall be required in order to authorize the following actions or matters (collectively, the "Extraordinary Matters"):
                           (i)  in  one  transaction  or  a  series  of  related
         transactions,   the   transfer,   lease,   license,   sale,   mortgage,
         encumbrance, pledge or other disposition of any assets of the Company or its Subsidiaries involving more than $10 million of assets;
                           (ii)  in  one  transaction  or a  series  of  related
         transactions, the purchase or other acquisition of the assets or stock of, or the investment in or capital contribution to, any other Person, where the consideration represents more than $10 million;
                           (iii)  in one  transaction  or a  series  of  related
         transactions,  the merger,  consolidation or other business combination
         involving   the   Company  or  any  of  its   Subsidiaries   where  the
         consideration represents more than $10 million;
                           (iv)  in  one  transaction  or a  series  of  related
         transactions, the issuance, sale or repurchase of Voting Capital Stock or rights to acquire (including convertible securities) Voting Capital Stock involving more than $10 million;
                           (v) amendments to the Certificate of Incorporation or
                           the By-laws;  (vi) the  termination  of employment or
                           the hiring of a Chief  Executive  Officer;  (vii) the
                           approval of an annual  budget for the Company and its
                           Subsidiaries
         (including, but not limited to, capital expenditures, debt incurrence and operating expenses), any amendments thereto and any significant expenditures or borrowings not contemplated thereby;
                           (viii) any increase in the annual compensation (other
         than pursuant to the annual bonus pool or stock options) for the officers of the Company subject to Section 16(a) under the 1934 Act aggregating more than 15% in any one year, any change in the method of calculating the Company's annual bonus pool (including the formula for such bonus over 10% of the Company's annual pretax profits) and any awards of options representing more than an aggregate of 250,000 Shares for all directors, officers and employees of the Company in any year;
                           (ix) the declaration, setting aside or payment of any
         dividend or distribution on its Capital Stock payable in cash, stock or property;
                           (x) the amendment to or waiver of this Agreement; and
                           (xi) the  initiation  of  bankruptcy,  insolvency  or
         reorganization   proceedings  involving  the  Company  or  any  of  its
         Subsidiaries.
 ..................In addition, the affirmative vote of at least one Company
Director is required in order to authorize the actions set forth in paragraphs
(b)(v) and (x) above.
 ..................(c)      The provisions set forth in paragraph (b) above
relating to the vote of the Board of Directors required to approve Extraordinary Matters shall terminate five years from the date hereof; provided, however, that
(i) the provisions set forth in paragraphs (b)(i),  (ii), (iii), (iv), (vii) and
(viii) shall terminate if the HC Parties Beneficially Own less than 50% of the Total Voting Power and (ii) the provisions set forth in paragraph (b) above shall terminate if the HC Parties Beneficially Own less than 35% of the Total Voting Power or if a third party shall Beneficially Own at least a majority of the Total Voting Power; and further provided, however, that such provisions shall not terminate if the HC Parties' percentage Beneficial Ownership decreased following an issuance of Voting Stock unless the HC Parties do not acquire a sufficient number of shares of Voting Stock to be in compliance with this provision within 70 days of notice to HC of such issuance of Voting Stock.
         6........Chief Executive Officer of the Company.
 ..................(a)      Following the Effective Time, the Chairperson of the
Board and Chief Executive  Officer of the Company shall be Jane C.I. Hirsh,  who shall serve in accordance with the terms of the Employment Agreementdated the date hereof, between Ms. Hirsh and the Company.
         7........Restrictions on Transfer. The HC Parties may sell, transfer or dispose of all or a portion of any Voting Stock Beneficially Owned. If any Person acquiring Voting Stock from the HC Parties, other than in a transaction pursuant to Rule 144 under the 1933 Act or in a bona fide public offering, in which the underwriters are instructed to achieve as wide a distribution as practicable, would, to the best knowledge of the HC Parties after reasonable inquiry, Beneficially Own 5% or more of the Total Voting Power determined on a Fully Diluted Basis, such person as a condition to transfer shall agree to be bound by the provisions hereof, and shall be entitled to all benefits hereof (including registration rights to the extent transferred), other than Sections 4 and 5.
         8........Registration Rights.
 ..................(a)      If a HC Party requests the Company in writing to
register under the 1933 Act any Shares (references to Shares in this Section 8 shall include references to any security of the Company) held by such HC Party (a "Demand Registration"), the Company shall use its best efforts to cause the Shares specified in such request to be registered as promptly as practicable under the 1933 Act so as to permit the sale thereof and in connection therewith promptly prepare and file, on such appropriate MP form as HC shall reasonably request, a registration statement (a "Demand Registration Statement") under the 1933 Act to effect such registration and use its best efforts to have such registration statement become effective as promptly as practicable and otherwise use its best efforts to make such filings and take such actions as may be necessary or desirable to allow HC lawfully to distribute Shares; provided, however, that (i) each such Demand Registration is for the registration of Shares leaving a market value on the date of such demand of at least $25 million, (ii) the Company shall not be obligated to file a registration statement pursuant to this Section 8 during the 180-day period following the effectiveness of any other registration statement filed by the Company pursuant to this paragraph (a) and (iii) Company's obligations shall cease once three Demand Registration Statements have become effective and have remained effective (including not being subject to any stop order or injunction) for the period contemplated by paragraph (b) below.
 ..................(b)      Upon any registration becoming effective pursuant to
this Section 8, the Company shall use its best efforts to keep such registration statement current for a period of 90 days or such shorter period which will terminate when all Shares covered by such Demand Registration Statement have been sold.
 ..................(c)      Notwithstanding the foregoing, (i) the Company shall
not be obligated to cause any special audit to be undertaken in connection with any such registration and (ii) with respect to each Demand Registration, the Company shall be entitled to postpone for up to 90 days the filing of any registration statement otherwise required to be prepared and filed by it (A) to the extent necessary to prepare the financial statements of the Company for the fiscal period most recently ended prior to such written request, (B) if the Company would be required to disclose in such registration statement the existence of any fact not otherwise required to be disclosed and the Company reasonably determines that such disclosure would be materially injurious to it or (C) if the nationally recognized investment banking firm serving as managing underwriter notifies the HC Parties that a registration at the time and on the terms requested would Adversely affect any financing by the Company that had been contemplated by the Company prior to receipt of notice requesting registration pursuant to paragraph (a).
 ..................(d)      The Company shall pay all of the expenses incurred in
connection with each Demand Registration, except that the HC Parties shall pay all fees of .any independent counsel retained by them and any underwriting Discounts in connection therewith.
 ..................(e)      If requested by the HC Parties, the Company shall
enter into an  underwriting  agreementwith  a nationally  recognized  investment
banking  firm  selected  by  the  HC  Parties,   in  connection  with  a  Demand
Registration Statement, containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements
with    respect    to    secondary    distributions    by   such    underwriter.
 ..................(f)  If requested by the HC Parties,  the Company  shall enter into an indemnification
agreement with the HC Parties providing for indemnification on customary terms.
         9........Legends.  The certificates  evidencing all Voting Stock at any time Beneficially Owned by an HC Party or any of their respective transferees, shall bear the following legends unless and until such time as HC or any such transferee delivers an opinion of counsel reasonably acceptable to the Company and its counsel to the effect that such legend is not required under this Agreement or that this Agreement has been terminated in accordance with its terms, and, in the case of a transferee, that such transfer is not in violation of this Agreement and that the transferee is not subject to or bound by the provisions of this Agreement, and stating the basis therefor:
                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CORPORATE GOVERNANCE AND STANDSTILL AGREEMENT DATED AS OF OCTOBER 8, 1993 BY AND AMONG HOECHST CELANESE CORPORATION, HCCP ACQUISITION CORPORATION AND COPLEY PHARMACEUTICAL, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF COPLEY, AND ARE HELD AND MAY NOT BE SOLD,
                  ASSIGNED,  TRANSFERRED,  PLEDGED,  HYPOTHECATED,   ENCUMBERED,
                  OTHERWISE GRANTED AS SECURITY, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH.

                  NO REGISTRATION OF TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF COPLEY UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM APPLICABLE FEDERAL AND STATE REGISTRATION REQUIREMENTS."

         10.......Termination.   This  Agreement   shall  terminate  five  years
following the date hereof, provided that, so long as the Company has equity securities registered under the 1934 Act, there shall be at least three Independent Directors on the Board and that Sections 3(e) and 21 shall survive. Upon a material breach of this Agreement by the Company, on the one hand, or HC or Sub, on the other hand, the obligations of HC (and Sub) or the Company, as the case may be, shall terminate. Prior to such termination, the person wishing to terminate shall give the other parties written notice of the breach and 20 days to cure such breach.
         11.......Representations.  (a)  HC  and  Sub  severally  represent  and warrant to the Company that (i) such party has duly authorized, executed and delivered this Agreement and this Agreement is a valid and binding agreement of HC and Sub, enforceable against HC and Sub in accordance with its terms and (ii) the execution of this Agreement by HC and Sub and the consummation by HC and Sub of the transactions contemplated hereby will not constitute a violation of, or conflict with, or default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which HC or Sub is a party or by which it may be bound, and (b) the Company represents and warrants to each of the HC Parties that (i) the Company has duly authorized, executed and delivered this Agreement and this Agreement is a valid and binding agreement of Company, enforceable against the Company in accordance with its terms and (ii) the execution of this Agreement by Company and the consummation by the Company of the transactions contemplated hereby will not constitute a violation of, or conflict with, or default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound.
         12.......Entire Agreement;  Assignment.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and except as provided herein, shall not be assigned by operation of law or otherwise.
         13.......Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.
         14.......Notices.  All  notices,  requests,  claims,  demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or telefax, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:
                  if to the HC Parties:

                           Hoechst Celanese Corporation
                           Route 202-206
                           PO Box 2500
                           Somerville, NJ 08876
                           Attention:  David A. Jenkins

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  Alan C. Myers

                  if to the Company:

                           Copley Pharmaceutical, Inc.
                           25 John Road
                           Canton, Mass. 02021
                           Attention:  Chief Financial Officer

                  with a copy to:

                           Testa, Hurwitz and Thibeault
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts 02109-2809
                           Attention:  Leslie Davis

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
         15.......Governing  Law.  This  Agreement  shall  be  governed  by  and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
         16.......Descriptive  Headings.  The  descriptive  headings  herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
         17.......Specific  Performance.  The parties  hereto  acknowledge  that damages would be an inadequate remedy for a breach of this agreement and that the obligations of the parties hereto shall be specifically enforceable, in addition to any other remedy which may be available at law or in equity.
         18.......Parties  in  Interest.   Except  as  set  forth  herein,  this
Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
         19.......Confidentiality   Agreement.  The  Confidentiality  Agreement,
dated September 9, 1993, between HC and the Company shall terminate at the Effective Time.
         20.......Counterparts.  This  Agreement  may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
         21.......Best  Efforts. Each party hereto shall use its reasonable best efforts to cause the transactions contemplated hereby to be consummated and effected.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.
                          COPLEY PHARMACEUTICAL, INC.


                          By: /s/ Jane C.I. Hirsh___________________
                          Name:        Jane C.I. Hirsh
                          Title:       Chairperson of the Board,
                                       Chief Executive Officer and President

                          HOECHST CELANESE CORPORATION


                          By:  /s/ Harry R. Benz___________________
                          Name:        Harry R. Benz
                          Title:       Senior, Vice President-Finance,
                                       Chief Financial Officer and Director

                          HCCP ACQUISITION CORPORATION


                          By:  /s/ Don Whitcomb___________________
                          Name:        Don Whitcomb
                          Title:       President